UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2014

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 702-221-7800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Company and Deborah J. Pierce, Chief Financial Officer, mutually advised each other that neither party intended to renew or extend her current employment agreement on or before the agreement’s expiration on December 7, 2014. Ms. Pierce provided notice to the Company of her intent to retire during the second quarter of 2015.

Notwithstanding the non-renewal of her employment agreement, Ms. Pierce will continue to act as the Company’s Chief Financial Officer as an at-will employee at the same salary and benefits she currently receives under the terms of her employment agreement.

Item 9.01      Financial Statements and Exhibits.

(d)          Exhibits

10.1	Letter dated August 26, 2014 from Full House Resorts, Inc. to Deborah Pierce.

10.2	Letter dated August 26, 2014 from Deborah J. Pierce to Full House Resorts, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: September 2, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated August 26, 2014 from Full House Resorts, Inc. to Deborah Pierce.

10.2	Letter dated August 26, 2014 from Deborah J. Pierce to Full House Resorts, Inc.

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